Exhibit 99.1

Staples, Inc. Announces First Quarter 2010 Performance

FRAMINGHAM, Mass.--(BUSINESS WIRE)--May 20, 2010--Staples, Inc. (Nasdaq: SPLS) announced today the results for its first quarter ended May 1, 2010. Total company sales for the first quarter of 2010 increased four percent to $6.1 billion compared to the first quarter of 2009. Net income for the first quarter of 2010 increased 32 percent year over year to $189 million, and diluted earnings per share, on a GAAP basis, increased 30 percent to $0.26 from the $0.20 achieved in the first quarter of 2009.

Adjusted diluted earnings per share of $0.28 for the first quarter of 2010 increased 27 percent compared to adjusted diluted earnings per share of $0.22 achieved in the first quarter of 2009. These adjusted results exclude pre-tax integration and restructuring expense of $21 million during the first quarter of 2010, and $19 million during the first quarter of 2009.

“Our first quarter performance was strong across the board,” said Ron Sargent, Staples’ chairman and chief executive officer. “With sales and profit improvement in all three of our businesses, the year is off to a good start.”

On a GAAP basis, first quarter 2010 operating income rate increased 105 basis points to 5.98 percent compared to the first quarter of 2009. Excluding the impact of integration and restructuring expense, first quarter 2010 operating income rate increased 107 basis points to 6.33 percent. This increase primarily reflects improvements related to the integration of Corporate Express and leverage of distribution and marketing expense.

The company’s effective tax rate for the first quarter of 2010 was 37.5 percent, compared to 34.5 percent for the first quarter of 2009. The increase in the effective tax rate was due to the expiration of tax provisions that allow for the deferral of income tax on certain foreign earnings.

The company generated free cash flow of $144 million after $49 million in capital expenditures, ending the first quarter of 2010 with approximately $2.7 billion in liquidity, including $1.5 billion in cash and cash equivalents.

North American Delivery

North American Delivery sales for the first quarter of 2010 were $2.5 billion, an increase of two percent in US dollars, and flat in local currency compared to the first quarter of 2009. In addition to the favorable impact of foreign exchange rates, the top line benefitted from strong customer acquisition, which was offset by reduced sales to existing customers. Operating income rate increased 162 basis points to 8.26 percent compared to the first quarter 2009. This increase primarily reflects improvements related to the integration of Corporate Express, reduced amortization expense, as well as a favorable product mix, as customers purchased more discretionary products compared to the first quarter of 2009.

North American Retail

North American Retail sales for the first quarter of 2010 were $2.3 billion, an increase of six percent in US dollars, and two percent in local currency compared to the first quarter of 2009. First quarter 2010 comparable store sales increased one percent versus the first quarter of 2009 reflecting increased customer traffic, partially offset by lower average order size. Operating income rate increased 30 basis points to 7.64 percent compared to the first quarter of 2009. This improvement primarily reflects reduced marketing and depreciation expense, partially offset by a higher mix of low margin technology products. North American Retail opened 20 stores and closed three stores, ending the first quarter of 2010 with 1,888 stores in North America.

International

International sales for the first quarter of 2010 were $1.3 billion, an increase of six percent in US dollars, and a decrease of four percent in local currency compared to the first quarter of 2009. Top line growth in the European Catalog business was offset by lower sales in the European Printing Systems business, as well as a five percent decrease in comparable store sales in Europe compared to the first quarter of 2009. Operating income rate increased 121 basis points to 2.88 percent compared to the first quarter of 2009. This increase primarily reflects improvements related to the integration of Corporate Express, as well as reduced marketing expense, somewhat offset by increased losses in the European Printing Systems business compared to the first quarter of 2009. European Retail closed three stores during the first quarter of 2010. The International business ended the first quarter of 2010 with 369 stores.

Outlook

The company’s outlook assumes a modest economic recovery in 2010. For the second quarter of 2010, the company expects sales to increase in the low single-digits compared to the same period of 2009. The company assumes that the US Congress will not extend the provisions that allow for the deferral of income tax on certain foreign earnings prior to the end of the second quarter of 2010, and as a result anticipates its effective tax rate will be 37.5 percent. The company expects to achieve diluted earnings per share, on a GAAP basis, in the range of $0.16 to $0.18 for the second quarter of 2010. Excluding approximately $15 million to $20 million of pre-tax integration and restructuring expense, or approximately $0.02 per share, the company expects to achieve adjusted diluted earnings per share for the second quarter of 2010 in the range of $0.18 to $0.20.

For the full year 2010, the company expects total company sales to increase in the low single-digits compared to the full year 2009. The company assumes that prior to the end of the fiscal year 2010 the US Congress will extend the provisions that allow for the deferral of income tax on certain foreign earnings, and as a result anticipates its effective tax rate for the full year will be 34.5 percent. The company expects to achieve diluted earnings per share, on a GAAP basis, in the range of $1.20 to $1.28 for the full year 2010. Excluding approximately $45 million to $55 million of pre-tax integration and restructuring expense, or approximately $0.05 per share, the company expects to achieve adjusted diluted earnings per share for the full year 2010 in the range of $1.25 to $1.33.

The company expects to incur the following expenses during the second quarter and full year 2010.

Approximate Dollar Amounts in Millions
	Q2 2010	FY 2010

Depreciation Expense	$120 - 130	$470 - 490
Amortization of Intangibles	15 - 20	65 - 75
Integration and Restructuring Expense	15 - 20	45 - 55
Net Interest Expense	50 - 55	215 - 225

Presentation of Non-GAAP Information

This press release presents certain results both with and without integration and restructuring expense associated with Corporate Express. This press release also presents certain results both with and without the impact of fluctuations in foreign currency exchange rates. The presentation of results that exclude these items are non-GAAP financial measures that should be considered in addition to, and should not be considered superior to, or as a substitute for, the presentation of results determined in accordance with GAAP. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are provided below. Management believes that the non-GAAP financial measures presented provide a better comparison to prior periods because the adjustments do not affect the on-going operations of the combined businesses. Management uses these non-GAAP financial measures to evaluate the operating results of the company’s business against prior year results and its operating plan, and to forecast and analyze future periods. Management recognizes there are limitations associated with the use of non-GAAP financial measures as they may reduce comparability with other companies that use different methods to calculate similar non-GAAP measures. Management generally compensates for the limitations resulting from the exclusion of these items by considering the impact of these items separately according to GAAP as well as non-GAAP results and outlook, and in addition, in this press release, by presenting the most comparable GAAP measures ahead of non-GAAP measures and providing a reconciliation that indicates and describes the adjustments made.

Today's Conference Call

The company will host a conference call today at 8:00 a.m. (ET) to review these results and its outlook. Investors may listen to the call at http://investor.staples.com.

About Staples

Staples, the world’s largest office products company, is committed to making it easy for customers to buy a wide range of office products and services. Our broad selection of office supplies, electronics, technology and office furniture as well as business services, including computer repair and copying and printing, helps our customers run their offices efficiently. With 2009 sales of $24 billion and 91,000 associates worldwide, Staples operates in 25 countries throughout North and South America, Europe, Asia and Australia serving businesses of all sizes and consumers. Staples invented the office superstore concept in 1986 and today ranks second worldwide in e-commerce sales. The company is headquartered outside Boston. More information about Staples (Nasdaq: SPLS) is available at www.staples.com/media.

Certain information contained in this news release constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995 including, but not limited to, the information set forth under “Outlook” and other statements regarding our future business and financial performance. Some of the forward-looking statements are based on a series of expectations, assumptions, estimates and projections which involve substantial uncertainty and risk, including the review of our assessments by our outside auditor and changes in management’s assumptions and projections. Actual results may differ materially from those indicated by such forward-looking statements as a result of risks and uncertainties, including but not limited to: global economic conditions may continue to cause a decline in business and consumer spending which could adversely affect our business and financial performance; our market is highly competitive and we may not be able to continue to compete successfully; our growth may strain our operations and we may not successfully integrate acquisitions to realize anticipated benefits; we may be unable to continue to enter new markets successfully; our expanding international operations expose us to risk inherent in foreign operations; fluctuations in foreign exchange rates could lead to lower earnings; we may be unable to attract and retain qualified associates; our quarterly operating results are subject to significant fluctuation; our effective tax rate may fluctuate; if we are unable to manage our debt, it could materially harm our business and financial condition and restrict our operating flexibility; our business may be adversely affected by the actions of and risks associated with our third-party vendors; our expanded offering of proprietary branded products may not improve our financial performance and may expose us to intellectual property and product liability claims; technological problems may impact our operations; our information security may be compromised; various legal proceedings, third party claims, investigations or audits may adversely affect our business and financial performance; changes in federal, state or local regulations may increase our cost of doing business; and those factors discussed or referenced in our most recent quarterly report on Form 10-Q filed with the SEC, under the heading “Risk Factors” and elsewhere, and any subsequent periodic or current reports filed by us with the SEC. In addition, any forward-looking statements represent our estimates only as of the date such statements are made (unless another date is indicated) and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

Financial information follows.

STAPLES, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Dollar Amounts in Thousands, Except Share Data)
(Unaudited)

	May 1,	January 30,
	2010	2010
ASSETS
Current assets:
Cash and cash equivalents	$1,533,390	$1,415,819
Receivables, net	1,791,750	1,811,365
Merchandise inventories, net	2,292,504	2,261,149
Deferred income tax asset	313,391	353,329
Prepaid expenses and other current assets	305,835	333,105
Total current assets	6,236,870	6,174,767

Property and equipment:
Land and buildings	1,040,097	1,051,391
Leasehold improvements	1,276,246	1,268,848
Equipment	2,055,665	2,035,658
Furniture and fixtures	982,393	966,783
Total property and equipment	5,354,401	5,322,680
Less accumulated depreciation and amortization	3,260,421	3,158,147
Net property and equipment	2,093,980	2,164,533

Lease acquisition costs, net of accumulated amortization	24,121	25,083
Intangible assets, net of accumulated amortization	551,702	579,923
Goodwill	3,993,045	4,084,122
Other assets	646,735	688,906
Total assets	$13,546,453	$13,717,334

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,056,384	$2,111,696
Accrued expenses and other current liabilities	1,433,618	1,603,354
Debt maturing within one year	567,283	67,269
Total current liabilities	4,057,285	3,782,319

Long-term debt	2,029,474	2,500,329
Other long-term obligations	591,753	579,746

Stockholders' equity:
Preferred stock, $.01 par value, 5,000,000 shares authorized; no shares issued	-	-
Common stock, $.0006 par value, 2,100,000,000 shares authorized; issued 897,951,548 shares at May 1, 2010 and 896,655,170 shares at January 30, 2010	539	538
Additional paid-in capital	4,431,481	4,379,942
Accumulated other comprehensive loss	(250,352)	(89,337)
Retained earnings	5,992,670	5,869,138
Less: Treasury stock at cost - 168,120,477 shares at May 1, 2010 and 167,990,178 shares at January 30, 2010	(3,391,525)	(3,388,395)
Total Staples, Inc. stockholders' equity	6,782,813	6,771,886
Noncontrolling interests	85,128	83,054
Total stockholders' equity	6,867,941	6,854,940
Total liabilities and stockholders' equity	$13,546,453	$13,717,334

STAPLES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(Dollar Amounts in Thousands, Except Per Share Data)
(Unaudited)

	13 Weeks Ended
	May 1,	May 2,
	2010	2009

Sales	$6,057,795	$5,817,559
Cost of goods sold and occupancy costs	4,438,740	4,291,657
Gross profit	1,619,055	1,525,902

Operating and other expenses:
Selling, general and administrative	1,220,468	1,198,170
Integration and restructuring costs	20,882	18,997
Amortization of intangibles	15,399	21,871
Total operating expenses	1,256,749	1,239,038

Operating income	362,306	286,864

Other income (expense):
Interest income	1,771	1,672
Interest expense	(55,474)	(60,498)
Other expense	(631)	(3,642)
Consolidated income before income taxes	307,972	224,396
Income tax expense	115,490	77,417
Consolidated net income	192,482	146,979
Income attributed to noncontrolling interests	3,712	4,015
Net income attributed to Staples, Inc.	$188,770	$142,964

Earnings Per Share:

Basic earnings per common share	$0.26	$0.20

Diluted earnings per common share	$0.26	$0.20

Dividends declared per common share	$0.09	$0.08

Weighted average shares outstanding:

Basic	718,795,186	705,283,096

Diluted	732,149,069	717,938,314

STAPLES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Dollar Amounts in Thousands)
(Unaudited)

	13 Weeks Ended
	May 1,	May 2,
	2010	2009
Operating Activities:
Consolidated net income, including income from the noncontrolling interests	$192,482	$146,979
Adjustments to reconcile net income attributed to the controlling interests to net cash provided by operating activities:
Depreciation and amortization	125,411	134,362
Stock-based compensation	33,765	35,337
Deferred tax expense (benefit)	14,641	(11,385)
Excess tax benefits from stock-based compensation arrangements	(1,185)	-
Other	645	1,759
Changes in assets and liabilities:
Decrease in receivables	11,625	80,551
(Increase) decrease in merchandise inventories	(26,748)	74,490
Decrease in prepaid expenses and other assets	22,150	64,578
Decrease in accounts payable	(50,833)	(7,621)
Decrease in accrued expenses and other current liabilities	(134,383)	(33,807)
Increase (decrease) in other long-term obligations	5,277	(47,009)
Net cash provided by operating activities	192,847	438,234

Investing Activities:
Acquisition of property and equipment	(48,993)	(53,717)
Net cash used in investing activities	(48,993)	(53,717)

Financing Activities:
Proceeds from the exercise of stock options and the sale of stock under employee stock purchase plans	17,004	8,578
Repayments of commercial paper, net of proceeds from issuances	-	(529,634)
Proceeds from borrowings	61,079	796,673
Payments on borrowings, including payment of deferred financing fees	(36,316)	(504,342)
Cash dividends paid	(65,238)	(58,978)
Excess tax benefits from stock-based compensation arrangements	1,185	-
Purchase of treasury stock, net	(3,130)	(1,283)
Net cash used in financing activities	(25,416)	(288,986)

Effect of exchange rate changes on cash and cash equivalents	(867)	9,056

Net increase in cash and cash equivalents	117,571	104,587
Cash and cash equivalents at beginning of period	1,415,819	633,774
Cash and cash equivalents at end of period	$1,533,390	$738,361

STAPLES, INC. AND SUBSIDIARIES
Segment Reporting
(Dollar Amounts in Thousands)
(Unaudited)

	13 Weeks Ended

	May 1,	May 2,
	2010	2009
Sales:
North American Delivery	$2,462,654	$2,418,358
North American Retail	2,312,210	2,188,335
International Operations	1,282,931	1,210,866
Total reportable sales	$6,057,795	$5,817,559

Business Unit Income:
North American Delivery	$203,516	$160,629
North American Retail	176,549	160,451
International Operations	36,888	20,118
Total business unit income	416,953	341,198
Stock-based compensation	(33,765)	(35,337)
Total segment income	383,188	305,861
Interest and other expense, net	(54,334)	(62,468)
Integration and restructuring costs	(20,882)	(18,997)
Consolidated income before income taxes	$307,972	$224,396

STAPLES, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Consolidated Statement of Income
(Dollar Amounts in Thousands, Except Per Share Data)
(Unaudited)

	13 Weeks Ended
	May 1, 2010				May 2, 2009
	GAAP As Reported	Integration and Restructuring Costs	Non-GAAP As Adjusted	As Adjusted %	GAAP As Reported	Integration and Restructuring Costs	Non-GAAP As Adjusted	As Adjusted %

Sales	$6,057,795	$-	$6,057,795	100.00%	$5,817,559	$-	$5,817,559	100.00%
Cost of goods sold and occupancy costs	4,438,740	-	4,438,740	73.27%	4,291,657	-	4,291,657	73.77%
Gross profit	1,619,055		1,619,055	26.73%	1,525,902	-	1,525,902	26.23%

Operating and other expenses:
Selling, general and administrative	1,220,468	-	1,220,468	20.15%	1,198,170	-	1,198,170	20.60%
Integration and restructuring costs	20,882	(20,882)	-	0.00%	18,997	(18,997)	-	0.00%
Amortization of intangibles	15,399	-	15,399	0.25%	21,871	-	21,871	0.38%
Total operating expenses	1,256,749	(20,882)	1,235,867	20.40%	1,239,038	(18,997)	1,220,041	20.97%

Operating income	362,306	20,882	383,188	6.33%	286,864	18,997	305,861	5.26%

Interest and other expense, net	54,334	-	54,334	0.90%	62,468	-	62,468	1.07%
Consolidated income before income taxes	307,972	20,882	328,854	5.43%	224,396	18,997	243,393	4.18%
Income tax expense	115,490	7,831	123,321	2.04%	77,417	6,554	83,971	1.44%
Consolidated net income	192,482	13,051	205,533	3.39%	146,979	12,443	159,422	2.74%
Income attributed to noncontrolling interests	3,712	-	3,712	0.06%	4,015	-	4,015	0.07%
Net income attributed to Staples, Inc.	$188,770	$13,051	$201,821	3.33%	$142,964	$12,443	$155,407	2.67%

Earnings Per Share:

Basic earnings per common share	$0.26	$0.02	$0.28		$0.20	$0.02	$0.22

Diluted earnings per common share	$0.26	$0.02	$0.28		$0.20	$0.02	$0.22

Weighted average shares outstanding:

Basic	718,795,186				705,283,096

Diluted	732,149,069				717,938,314

STAPLES, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Sales Growth
(Unaudited)

	13 Weeks Ended May 1, 2010

	Sales Growth GAAP	Impact of Local Currency	Sales Growth on a Local Currency Basis
Sales:
North American Delivery	1.8%	(1.4%)	0.4%
North American Retail	5.7%	(4.1%)	1.6%
International Operations	6.0%	(10.4%)	(4.4%)
Total sales	4.1%	(4.2%)	(0.1%)

This presentation refers to growth rates in local currency so that business results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of Staples' business performance. To present this information, current period results for entities reporting in currencies other than U.S. dollars are converted into U.S. dollars at the prior year average monthly exchange rates.

CONTACT:
Staples, Inc.
Media Contact:
Paul Capelli/Owen Davis
508-253-8530/8468
or
Investor Contact:
Laurel Lefebvre/Chris Powers
508-253-4080/4632